EXHIBIT 10.1

Execution Copy

SECOND AMENDING AGREEMENT

THIS SECOND AMENDING AGREEMENT (this “Agreement”) is made and entered into as of October 6, 2008 by and among OccuLogix, Inc., a Delaware corporation (“Parent”), OcuSense Acquireco, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and OcuSense, Inc., a Delaware corporation (the “Company”).

W I T NE S S E T H:

WHEREAS, the parties hereto have made and entered into that certain Agreement and Plan of Merger and Reorganization dated as of April 22, 2008 pursuant to which Parent will acquire the Company through the statutory merger of Merger Sub with and into the Company.

WHEREAS, such Agreement and Plan of Merger and Reorganization subsequently was amended by the Amending Agreement, dated as of July 28, 2008, by and among Parent, Merger Sub and the Company (as amended, the “Merger Agreement”).

WHEREAS, following the Effective Time, Parent will effect a recapitalization (the “Reverse Stock Split”) in which the issued and outstanding shares of Parent Common Stock will be reverse split in a ratio of 1:25 (the “Reverse Split Ratio”), upon the effectiveness of which the number of authorized shares of Parent Common Stock will decrease from 500,000,000 to 40,000,000.

WHEREAS, the parties hereto wish to amend the Merger Agreement further, as provided for herein, in order to give effect to their original intentions.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements and other covenants set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

1.           Undefined Capitalized Terms.  Capitalized terms used herein, but not defined, have the respective meanings attributed to such terms in the Merger Agreement.

2.           Company Options.  Notwithstanding any contrary or inconsistent provision of the Merger Agreement, automatically and immediately upon the effectiveness of the Reverse Stock Split, the number of shares of Parent Common Stock into which the Company Options, to be assumed by Parent pursuant to Section 2.6(d) of the Merger Agreement, shall be exercisable shall be decreased by the Reverse Split Ratio and the per share exercise price of the assumed Company Options shall be increased by the Reverse Split Ratio.

3.           Conditions to Obligations of Each Party.  Section 7.1 of the Merger Agreement is hereby amended by deleting, in its entirety, Paragraph (d) thereof and replacing it with the following Paragraph (d):

(d)           Requisite Stockholder Approval.  This Agreement shall have been adopted, and the Merger shall have been approved, by the (i) holders of a majority of the outstanding shares of Company Common Stock, voting together as a separate class, (ii) holders of more than fifty percent of the outstanding shares of the Company’s Preferred Stock and (iii) holders of a majority of shares of Parent Common Stock represented at a duly constituted stockholders meeting of Parent.

4.           References to “this Agreement”, etc.  Where the context permits or requires, references to “this Agreement”, “herein”, “hereunder”, “hereof”, “hereto”, “herewith” and other similar expressions in the Merger Agreement shall be read and construed as references to the Merger Agreement, as amended hereby.

5.           Merger Agreement in Full Force and Effect.  The Merger Agreement remains in full force and effect, unamended, other than as specifically amended by this Agreement.

6.           Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or e-mail transmission), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

7.           Severability.  In the event that any provision of this Agreement or the application thereof becomes, or is declared by a court of competent jurisdiction to be, illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to the other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first above written.

OCCULOGIX, INC.

By:	/s/ Elias Vamvakas
Name: Elias Vamvakas
Title: Chief Executive Officer

OCUSENSE ACQUIRECO, INC.

By:	/s/ Elias Vamvakas
Name: Elias Vamvakas
Title: Chief Executive Officer

OCUSENSE, INC.

By:	/s/ Eric Donsky
Name: Eric Donsky
Title: Chief Executive Officer

SIGNATURE PAGE TO SECOND AMENDING AGREEMENT